REPLACEMENT REVOLVING CREDIT NOTE

$4,500,000                                              Dated as of July 1, 1998


         FOR VALUE RECEIVED, QUAD CITY HOLDINGS, INC. (the "Maker") promises to pay to the order of LASALLE NATIONAL BANK (the "Bank") the lesser of: the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($4,500,000), or the aggregate unpaid principal amount outstanding under the Loan Agreement dated May 15, 1996 (as amended from time to time, the "Loan Agreement") between the Bank and the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rates of interest and the times set forth in the Loan Agreement. In no event shall any principal amount have a maturity later than July 1, 2000.

         This Note shall be available for direct advances.

         Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the Maker. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

         This Note evidences indebtedness incurred under the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in said Loan Agreement.

         The Maker agrees that in action or proceeding instituted to collect or enforce collection of this Note, the amount on the Bank's records shall be prima-facie evidence of the unpaid principal balance of this Note.

         This Note is in replacement and substitution for a Revolving Credit Note of the Maker dated June 1, 1997 in the principal amount of $4,500,000 and is in no way intended to constitute a novation therefor.

                            QUAD CITY HOLDINGS, INC.

                            By:
                            Its: